UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	82-4051821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
655 Broad Street, 17th Floor Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered

PGIM Total Return Bond ETF

Name of each exchange on which each class is to be registered

NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-222469 (if applicable)

Securities to be registered pursuant to Section 12(g) of theAct: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of PGIM Total Return Bond ETF, a series of PGIM ETF Trust (the "Registrant"), is incorporated herein by reference to Post-Effective Amendment No. 19 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 16, 2021 (File Nos. 333-222469; 811-23324). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

2.Registrant's Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

3.Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ETF TRUST
Date: November 29, 2021
By:	/s/Diana Huffman
Name:	Diana Huffman
Title:	Assistant Secretary